EXHIBIT 99.1

McGrath RentCorp Announces Results for Fourth Quarter 2018

LIVERMORE, Calif., Feb. 26, 2019 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended December 31, 2018 of $133.1 million, an increase of 9%, compared to the fourth quarter of 2017.  The Company reported net income of $24.2 million, or $0.99 per diluted share for the fourth quarter of 2018, compared to net income of $117.7 million, or $4.82 per diluted share, in the fourth quarter of 2017.  The fourth quarter of 2017 included a net income benefit of $102.5 million, or $4.20 per diluted share, associated with the enactment of the Tax Cut and Jobs Act.

Total revenues for the year ended December 31, 2018 increased to $498.3 million from $462.0 million in 2017, with income from operations increasing 24% to $117.5 million. Net income for the year ended December 31, 2018 decreased to $79.4 million, or $3.24 per diluted share, from $153.9 million, or $6.34 per diluted share, in 2017. As discussed above, 2017 included a net income benefit of $102.5 million, or $4.20 per diluted share, associated with the enactment of the Tax Cut and Jobs Act.

FOURTH QUARTER 2018 COMPANY HIGHLIGHTS:

  Income from operations increased 31% year-over-year to $35.2 million.
  Rental revenues increased 10% year-over-year to $85.1 million.
  Adjusted EBITDA1 increased 16% year-over-year to $57.6 million.
  Dividend rate increased 31% year-over-year to $0.34 per share for the fourth quarter of 2018.  On an annualized basis, this dividend represents a 2.6% yield on the February 25, 2019 close price of $53.23 per share.

The Company also announced that the board of directors declared a quarterly cash dividend of $0.375 per share for the quarter ending March 31, 2019, an increase of $0.035, or 10%, over the prior year period.  On an annualized basis, the 2019 dividend represents a 2.8% yield, based on the February 25, 2019 closing stock price.  The cash dividend will be payable on April 30, 2019 to all shareholders of record on April 15, 2019.  This marks the 28th consecutive year the Company has increased its annual dividend.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We finished our fourth quarter on a very good note with the business delivering impressive rental revenue and profit growth.  The Company’s 31% operating profit increase was driven by an overall increase in rental revenues of 10% and a 22% increase in rental gross profit.

Mobile Modular rental revenues for the quarter increased 13% from a year ago, primarily driven by an 8% improvement in average rental rates.  Rental revenue growth continued to be healthy across commercial and education markets, as well as in our Portable Storage business.  Average equipment on rent increased 5% and average utilization for the fleet was 79%.

TRS-RenTelco rental revenues for the quarter increased 8%, primarily driven by demand for general purpose equipment as well as communications equipment.  Test equipment rental revenues for general-purpose and communications increased by 9% and 4%, respectively.

Adler Tank Rentals rental revenues for the quarter increased 3% from a year ago.  Rental revenue growth occurred across four of our six vertical markets, including upstream oil and natural gas. Average equipment on rent increased 2%, and average utilization increased to 61%. Rates also improved for the quarter by 1%.

For the full year, our operating profit grew by 24% compared to a year ago.  Mobile Modular, TRS-RenTelco and Adler Tank Rentals delivered operating profit growth of 30%, 14% and 32%, respectively, compared to a year ago.  Our strategy to focus on performance improvement initiatives coupled with solid execution from our teams helped deliver these strong results for the year.  We are pleased to announce today a dividend increase of 10%, our 28th consecutive annual dividend increase, and reflecting our overall favorable performance.

We ended the year well positioned to continue serving our broad customer base and I believe that our businesses will continue to perform well in 2019.”

______________________________
1.  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2018 to the quarter ended December 31, 2017 unless otherwise indicated.

MOBILE MODULAR

For the fourth quarter of 2018, the Company’s Mobile Modular division reported income from operations of $19.4 million, an increase of $6.8 million, or 54%.  Rental revenues increased 13% to $42.7 million, depreciation expense increased 1% to $5.4 million and other direct costs decreased 22% to $9.4 million, which resulted in an increase in gross profit on rental revenues of 37% to $28.0 million.  The decreased other direct costs was partly attributable to a $1.6 million impairment of rental assets, deemed beyond economic repair in the Southern California region in 2017.  Rental related services revenues increased 17% to $14.2 million, with associated gross profit increasing 9% to $3.5 million.  Sales revenues increased 18% to $8.8 million.  Gross margin on sales decreased to 28% from 30% primarily due to lower margins on used equipment sales, resulting in an 8% increase in gross profit on sales revenues to $2.4 million.  Selling and administrative expenses increased 10% to $14.8 million, primarily due to higher salaries and benefit costs and higher allocated corporate expenses.

TRS-RENTELCO

For the fourth quarter of 2018, the Company’s TRS-RenTelco division reported income from operations of $8.6 million, an increase of $0.4 million, or 5%.  Rental revenues increased 8% to $24.0 million, depreciation expense increased 11% to $9.5 million and other direct costs increased 9% to $3.9 million, which resulted in a 5% increase in gross profit on rental revenues to $10.7 million.  Sales revenues increased 19% to $6.5 million.  Gross margin on sales decreased to 47% from 58% primarily due to lower margins on new and used equipment sales, resulting in a 4% decrease in gross profit on sales revenues to $3.1 million.  Selling and administrative expenses increased 6% to $6.0 million, primarily due to higher allocated corporate expenses.

ADLER TANKS

For the fourth quarter of 2018, the Company’s Adler Tanks division reported income from operations of $5.2 million, an increase of $1.1 million, or 27%.  Rental revenues increased 3% to $18.4 million, depreciation expense increased 2% to $4.0 million and other direct costs decreased 12% to $2.8 million, which resulted in an increase in gross profit on rental revenues of 8% to $11.6 million.  Rental related services revenues increased 5% to $6.9 million, with gross profit on rental related services increasing 61% to $1.4 million.  Selling and administrative expenses increased 1% to $7.8 million.

FINANCIAL OUTLOOK:

For the full-year 2019, the Company expects:

  Rental revenues to increase between 6% and 9% over 2018.
  Sales revenues to be comparable to 2018.
  Rental equipment depreciation expense to be between $75 and $78 million.
  “Other” direct costs of rental operations, primarily for rental equipment maintenance and repair, to be between $72 and $75 million.
  Selling and administrative costs to be between $123 and $126 million.
  Operating profit to increase between 5% and 10% over 2018.
  Full year interest expense to be between $12.1 and $12.5 million.
  Effective tax rate to be approximately 27%.
  Diluted share count to be between 24.6 and 24.7 million shares.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company with four rental divisions.  Mobile Modular rents and sells modular buildings to fulfill customers' temporary and permanent classroom and office space needs in California, Texas, Louisiana, Florida, and the Mid-Atlantic from Washington D.C. to Georgia.  TRS-RenTelco rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas.  Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations serving key markets throughout the United States.  Mobile Modular Portable Storage provides portable storage solutions in the California, Texas, Florida, Northern Illinois, New Jersey, North Carolina and Georgia markets.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of February 1, 2019, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 26, 2019 to discuss the fourth quarter 2018 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A 7-day replay will be available following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the call replay is 3293253.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “believes,” “expects,” “will,” or “anticipates” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments on the belief that the Company’s business will continue to perform well in 2019, as well as the full year 2019 outlook in the “Financial Outlook” section are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the extent of the recovery underway in our modular building division; the state of the wireless communications network upgrade environment; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenues
Rental	$85,091	$77,705	$318,774	$289,417
Rental related services	22,110	19,481	82,907	78,068
Rental operations	107,201	97,186	401,681	367,485
Sales	24,896	24,334	92,618	91,500
Other	1,018	707	4,031	3,049
Total revenues	133,115	122,227	498,330	462,034
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	18,852	17,795	73,139	69,908
Rental related services	16,894	15,273	64,298	60,029
Other	15,982	18,678	68,678	65,472
Total direct costs of rental operations	51,728	51,746	206,115	195,409
Costs of sales	16,284	15,792	58,964	60,280
Total costs of revenues	68,012	67,538	265,079	255,689
Gross profit	65,103	54,689	233,251	206,345
Selling and administrative expenses	29,937	27,903	115,770	111,605
Income from operations	35,166	26,786	117,481	94,740
Other income (expense):
Interest expense	(3,164)	(2,898)	(12,297)	(11,622)
Foreign currency exchange gain (loss)	16	61	(489)	334
Income before provision (benefit) for income taxes	32,018	23,949	104,695	83,452
Provision (benefit) for income taxes	7,769	(93,775)	25,289	(70,468)
Net income	$24,249	$117,724	$79,406	$153,920
Earnings per share:
Basic	$1.00	$4.90	$3.29	$6.41
Diluted	$0.99	$4.82	$3.24	$6.34
Shares used in per share calculation:
Basic	24,179	24,044	24,141	23,999
Diluted	24,514	24,410	24,540	24,269
Cash dividends declared per share	$0.34	$0.26	$1.36	$1.04

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(in thousands)	2018	2017
Assets
Cash	$1,508	$2,501
Accounts receivable, net of allowance for doubtful accounts of $1,883 in 2018 and $1,920 in 2017	121,016	105,872
Rental equipment, at cost:
Relocatable modular buildings	817,375	775,400
Electronic test equipment	285,052	262,325
Liquid and solid containment tanks and boxes	313,573	309,808
	1,416,000	1,347,533
Less accumulated depreciation	(514,985)	(485,213)
Rental equipment, net	901,015	862,320
Property, plant and equipment, net	126,899	119,170
Prepaid expenses and other assets	31,816	22,459
Intangible assets, net	7,254	7,724
Goodwill	27,808	27,808
Total assets	$1,217,316	$1,147,854
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$298,564	$303,414
Accounts payable and accrued liabilities	90,844	86,408
Deferred income	49,709	39,219
Deferred income taxes, net	206,664	194,629
Total liabilities	645,781	623,670
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,182 shares as of December 31, 2018 and 24,052 shares as of December 31, 2017	103,801	102,947
Retained earnings	467,783	421,405
Accumulated other comprehensive income (loss)	(49)	(168)
Total shareholders’ equity	571,535	524,184
Total liabilities and shareholders’ equity	$1,217,316	$1,147,854

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income	$79,406	$153,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,975	78,416
Impairment of rental assets	39	1,639
Provision for doubtful accounts	581	1,480
Share-based compensation	4,111	3,198
Gain on sale of used rental equipment	(19,559)	(17,733)
Foreign currency exchange (gain) loss	489	(334)
Amortization of debt issuance costs	20	50
Change in:
Accounts receivable	(15,725)	(10,475)
Prepaid expenses and other assets	(9,351)	3,124
Accounts payable and accrued liabilities	(1,612)	4,015
Deferred income	10,258	1,720
Deferred income taxes	12,035	(96,631)
Net cash provided by operating activities	142,667	122,389
Cash Flows from Investing Activities:
Purchases of rental equipment	(123,071)	(94,579)
Purchases of property, plant and equipment	(15,664)	(14,617)
Cash paid for acquisition of business assets	(7,543)	—
Proceeds from sales of used rental equipment	41,786	38,344
Net cash used in investing activities	(104,492)	(70,852)
Cash Flows from Financing Activities:
Net borrowings (repayments) under bank lines of credit	15,130	(2,902)
Principal payments on Series A senior notes	(20,000)	(20,000)
Taxes paid related to net share settlement of stock awards	(3,257)	(2,072)
Payment of dividends	(30,939)	(24,876)
Net cash used in financing activities	(39,066)	(49,850)
Effect of foreign currency exchange rate changes on cash	(102)	(38)
Net increase (decrease) in cash	(993)	1,649
Cash balance, beginning of period	2,501	852
Cash balance, end of period	$1,508	$2,501
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$12,598	$11,825
Net income taxes paid, during the period	$18,157	$29,504
Dividends accrued during the period, not yet paid	$8,388	$6,260
Rental equipment acquisitions, not yet paid	$9,695	$6,405

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$42,700	$24,018	$18,373	$—	$85,091
Rental related services	14,186	1,013	6,911	—	22,110
Rental operations	56,886	25,031	25,284	—	107,201
Sales	8,773	6,493	415	9,215	24,896
Other	302	606	110	—	1,018
Total revenues	65,961	32,130	25,809	9,215	133,115

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,359	9,475	4,018	—	18,852
Rental related services	10,670	742	5,482	—	16,894
Other	9,352	3,865	2,765	—	15,982
Total direct costs of rental operations	25,381	14,082	12,265	—	51,728
Costs of sales	6,345	3,430	520	5,989	16,284
Total costs of revenues	31,726	17,512	12,785	5,989	68,012

Gross Profit (Loss)
Rental	27,989	10,678	11,590	—	50,257
Rental related services	3,516	271	1,429	—	5,216
Rental operations	31,505	10,949	13,019	—	55,473
Sales	2,428	3,063	(105)	3,226	8,612
Other	302	606	110	—	1,018
Total gross profit	34,235	14,618	13,024	3,226	65,103
Selling and administrative expenses	14,826	6,043	7,781	1,287	29,937
Income from operations	$19,409	$8,575	$5,243	$1,939	$35,166
Interest expense					(3,164)
Foreign currency exchange gain					16
Provision for income taxes					(7,769)
Net income					$24,249

Other Information
Average rental equipment [1]	$770,355	$284,959	$311,815
Average monthly total yield [2]	1.85%	2.81%	1.96%
Average utilization [3]	79.2%	63.1%	61.0%
Average monthly rental rate [4]	2.33%	4.45%	3.22%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$37,661	$22,243	$17,801	$—	$77,705
Rental related services	12,165	763	6,553	—	19,481
Rental operations	49,826	23,006	24,354	—	97,186
Sales	7,434	5,437	786	10,677	24,334
Other	178	444	85	—	707
Total revenues	57,438	28,887	25,225	10,677	122,227

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,296	8,556	3,943	—	17,795
Rental related services	8,953	652	5,668	—	15,273
Other	12,000	3,546	3,132	—	18,678
Total direct costs of rental operations	26,249	12,754	12,743	—	51,746
Costs of sales	5,193	2,264	671	7,664	15,792
Total costs of revenues	31,442	15,018	13,414	7,664	67,538

Gross Profit
Rental	20,365	10,141	10,726	—	41,232
Rental related services	3,212	111	885	—	4,208
Rental operations	23,577	10,252	11,611	—	45,440
Sales	2,241	3,173	115	3,013	8,542
Other	178	444	85	—	707
Total gross profit	25,996	13,869	11,811	3,013	54,689
Selling and administrative expenses	13,426	5,696	7,687	1,094	27,903
Income from operations	$12,570	$8,173	$4,124	$1,919	26,786
Interest expense					(2,898)
Foreign currency exchange gain					61
Benefit for income taxes					93,775
Net income					$117,724

Other Information
Average rental equipment [1]	$750,424	$260,324	$308,258
Average monthly total yield [2]	1.67%	2.85%	1.92%
Average utilization [3]	77.3%	63.6%	60.2%
Average monthly rental rate [4]	2.16%	4.48%	3.20%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2018
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$159,136	$89,937	$69,701	$—	$318,774
Rental related services	54,696	3,300	24,911	—	82,907
Rental operations	213,832	93,237	94,612	—	401,681
Sales	39,467	23,061	1,044	29,046	92,618
Other	1,275	2,359	397	—	4,031
Total revenues	254,574	118,657	96,053	29,046	498,330

Costs and Expenses
Direct costs of rental operations:
Depreciation	21,200	36,011	15,928	—	73,139
Rental related services	41,701	2,698	19,899	—	64,298
Other	42,812	14,699	11,167	—	68,678
Total direct costs of rental operations	105,713	53,408	46,994	—	206,115
Costs of sales	28,111	10,476	1,004	19,373	58,964
Total costs of revenues	133,824	63,884	47,998	19,373	265,079

Gross Profit
Rental	95,123	39,227	42,607	—	176,957
Rental related services	12,995	602	5,012	—	18,609
Rental operations	108,118	39,829	47,619	—	195,566
Sales	11,357	12,585	39	9,673	33,654
Other	1,275	2,359	397	—	4,031
Total gross profit	120,750	54,773	48,055	9,673	233,251
Selling and administrative expenses	58,017	22,823	30,026	4,904	115,770
Income from operations	$62,733	$31,950	$18,029	$4,769	$117,481
Interest expense					(12,297)
Foreign currency exchange loss					(489)
Provision for income taxes					(25,289)
Net income					$79,406

Other Information
Average rental equipment [1]	$756,513	$275,891	$310,401
Average monthly total yield [2]	1.75%	2.72%	1.87%
Average utilization [3]	78.2%	62.7%	59.9%
Average monthly rental rate [4]	2.24%	4.33%	3.13%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$142,584	$82,812	$64,021	$—	$289,417
Rental related services	50,448	2,858	24,762	—	78,068
Rental operations	193,032	85,670	88,783	—	367,485
Sales	37,435	20,334	2,362	31,369	91,500
Other	799	2,040	210	—	3,049
Total revenues	231,266	108,044	91,355	31,369	462,034

Costs and Expenses
Direct costs of rental operations:
Depreciation	21,247	32,891	15,770	—	69,908
Rental related services	37,755	2,589	19,685	—	60,029
Other	41,290	13,503	10,679	—	65,472
Total direct costs of rental operations	100,292	48,983	46,134	—	195,409
Costs of sales	27,039	8,772	2,003	22,466	60,280
Total costs of revenues	127,331	57,755	48,137	22,466	255,689

Gross Profit (Loss)
Rental	80,048	36,418	37,572	—	154,038
Rental related services	12,693	269	5,076	—	18,038
Rental operations	92,741	36,687	42,648	—	172,076
Sales	10,395	11,562	360	8,903	31,220
Other	799	2,040	210	—	3,049
Total gross profit	103,935	50,289	43,218	8,903	206,345
Selling and administrative expenses	55,583	22,171	29,542	4,309	111,605
Income from operations	$48,352	$28,118	$13,676	$4,594	$94,740
Interest expense					(11,622)
Foreign currency exchange gain					334
Benefit for income taxes					70,468
Net income					$153,920

Other Information
Average rental equipment [1]	$747,478	$252,332	$307,558
Average monthly total yield [2]	1.59%	2.74%	1.73%
Average utilization [3]	76.8%	62.9%	56.0%
Average monthly rental rate [4]	2.07%	4.35%	3.10%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$24,249	$117,724	$79,406	$153,903
Provision (benefit) for income taxes	7,769	(93,775)	25,289	(70,451)
Interest	3,164	2,898	12,297	11,622
Depreciation and amortization	21,079	19,991	81,975	78,416
EBITDA	56,261	46,838	198,967	173,490
Impairment of rental assets	—	1,639	39	1,639
Share-based compensation	1,301	953	4,111	3,198
Adjusted EBITDA [1]	$57,562	$49,430	$203,117	$178,327
Adjusted EBITDA margin [2]	43%	40%	41%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Adjusted EBITDA [1]	$57,562	$49,430	$203,117	$178,327
Interest paid	(3,405)	(3,262)	(12,598)	(11,825)
Income taxes paid, net of refunds received	(2,102)	(5,994)	(18,157)	(29,504)
Gain on sale of used rental equipment	(4,515)	(4,727)	(19,559)	(17,733)
Foreign currency exchange loss (gain)	(16)	(61)	489	(334)
Amortization of debt financing cost	2	12	20	50
Change in certain assets and liabilities:
Accounts receivable, net	(5,927)	1,541	(15,144)	(8,995)
Prepaid expenses and other assets	844	4,385	(9,351)	3,124
Accounts payable and other liabilities	1,867	2,893	3,592	7,559
Deferred income	1,517	(2,969)	10,258	1,720
Net cash provided by operating activities	$45,827	$41,248	$142,667	$122,389

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:
Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200